Exhibit 99.1

STOCK PURCHASE AGREEMENT

dated as of February 27, 2013

between

MYREXIS, INC.

and

XSTELOS CORP.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is made and entered into as of February 27, 2013 (this “Agreement”) by and between Myrexis, Inc., a Delaware corporation (the “Company”), and Xstelos Corp., a Texas corporation (the “Investor”).

WHEREAS, the parties desire that upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $250,000 (the “Purchase Price”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I.

PURCHASE; CLOSINGS

1.1	Purchase and Sale.

(a)
Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, the Company shall issue, sell and deliver to the Investor 7,000,000 shares of Common Stock (such number of shares of Common Stock, the “Securities”).

(b)	The aggregate consideration to be paid by the Investor for the Securities shall be equal to the Purchase Price, to be paid in the manner and at the times set forth in Section 1.3.

1.2
Closing Conditions. The obligation of the Investor, on the one hand, and the Company, on the other hand, to consummate the Closing is subject to the fulfillment or written waiver by the Investor and the Company prior to the Closing of the following conditions:

(a)
no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor or its Affiliates (as defined below) from owning or voting the Securities in any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable self-regulatory organization (each, a “Governmental Entity”), seeking to effect any of the foregoing;

(b)	The Investor shall have paid to the Company the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company;

(c)
the Board of Directors shall have taken all necessary action to approve this Agreement and the transactions contemplated hereby, including the acquisition by the Investor of the Securities, for purposes of Section 203 of the Delaware General Corporation Law, and to ensure that the transactions contemplated hereby will be deemed to be exceptions to the provisions of Section 203 of the Delaware General Corporation Law, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement or to any of the transactions contemplated hereby;

(d)
the Board of Directors has taken all actions necessary to render that certain Tax Benefits Preservation Rights Agreement, dated March 29, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Plan”) inapplicable to this Agreement and the transactions contemplated hereby, and to permit the ownership by the Investor of the Company’s “stock” (as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder) in an amount up to but not exceeding the lesser of (i) 30% ownership in the Company and (ii) the maximum percentage ownership of Common Stock from time to time such that an ownership change would not have occurred for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (together, the “Ownership Cap”).

For purposes of this Agreement, the term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this Agreement, the term “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

1.3
Closing.  The closing of the transactions contemplated hereby shall take place remotely via the electronic exchange of documents and signatures on the date hereof, or at such other place, date or time as may be mutually agreed in writing by the Company and the Investor (the “Closing”).  The date of the Closing is referred to herein as the “Closing Date.”  The parties hereto acknowledge and agree that (i) all proceedings at the Closing shall be deemed to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed or delivered, and (ii) that the Closing shall be deemed to have taken place at the offices of Olshan Frome Wolosky LLP, 65 East 55th Street, New York, New York 10022, at 9:00 a.m., Eastern time, on the Closing Date.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1
Representations and Warranties of the Company.  As used herein, “Previously Disclosed,” with regard to the Company, means information publicly disclosed by the Company in all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, during the twelve months preceding the date hereof  (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Company Reports”).  Except as Previously Disclosed, the Company represents and warrants to the Investor, as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a)
Organization and Authority.  The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  True, correct and complete copies of the Company’s certificate of incorporation (the “Certificate of Incorporation”) and by-laws (the “Company By-Laws”) as in effect on the date of this Agreement have been filed as exhibits to the Company Reports.

(b)
Capitalization.  The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share, of the Company (the “Authorized Preferred Stock”).  As of the close of business on the date hereof there were (not including any shares of Common Stock being issued in connection with this Agreement) 27,479,051 shares of Common Stock outstanding and no shares of Authorized Preferred Stock outstanding.  As of the close of business on the date hereof, no shares of Common Stock or Authorized Preferred Stock were reserved or to be made available for issuance, except for (1) 1,000,000 shares of Authorized Preferred Stock designated as Series A Junior Participating Preferred Stock, par value $.01 per share, reserved or to be made available for issuance upon the exercise of rights granted under the Rights Plan, and (2) 1,179,819 shares of Common Stock reserved or to be made available for issuance upon exercise of options outstanding as of the date hereof.  All of the issued and outstanding shares of Common Stock have been, and all Common Stock to be issued upon exercise of options or warrants outstanding as of the date hereof, and payment of the purchase price with respect thereto, will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding.  Other than the Common Stock no capital stock is issued and outstanding.  Except for options to purchase an aggregate of 1,179,819 shares of Common Stock, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Authorized Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c)
Authorization.  The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and unanimously authorized by the Board of Directors.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No vote of the stockholders of the Company or other corporate proceedings is necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(d)
No Conflict.  Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any easement, encroachment, security interest, pledge, mortgage, lien, charge, judgment, claim, encumbrance, proxy, voting trust or voting agreement (each, a “Lien”) upon any of the material properties or assets of the Company under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Company By-Laws (or similar governing documents) or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which it may be bound, or to which the Company or any of the properties or assets of the Company may be subject, or (B) violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its properties or assets.

(e)
Governmental Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity, and no expiration or termination of any statutory waiting periods is necessary, for the consummation by the execution, delivery and performance by the Company of its obligations under the Agreement other than: (i) as Previously Disclosed; and (ii) such filings as are required to be made under applicable state securities laws.

(f)
Reports.  During the Company’s current fiscal year and the two most recently completed fiscal years preceding the date hereof, the Company has timely filed all Company Reports and has paid all fees and assessments due and payable in connection therewith on a timely basis or has received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities.  To the knowledge of the Company, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report.  In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates.  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(g)
Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance herewith, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable pursuant to this Agreement.

(h)
Anti-takeover Provisions Not Applicable.  The Board of Directors has taken all necessary action to approve this Agreement and the transactions contemplated hereby, including the acquisition by the Investor of Common Stock, for purposes of Section 203 of the Delaware General Corporation Law that such transactions and agreements will not restrict any future “business combination” involving the Investor as an “interested stockholder” (as each such term is defined in Section 203) and to ensure that the transactions contemplated hereby will be deemed to be exceptions to the provisions of Section 203 of the Delaware General Corporation Law, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement or to any of the transactions contemplated hereby.

(i)
Rights Plan.  The Board of Directors has taken all actions necessary to render the Rights Plan inapplicable to (i) this Agreement and the transactions contemplated hereby, as well as (ii) any additional acquisition of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock by Investor; provided that such acquisition would not result in the total number of shares of “stock” of the Company beneficially owned by the Investor exceeding the Ownership Cap.

2.2	Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, as of the Closing Date, that:

(a)
Organization and Authority.  The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and the Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b)
Authorization. The Investor has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly and unanimously authorized by all necessary corporate action.  This Agreement has been duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

(c)
No Conflict.  Neither the execution and delivery by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Investor under any of the terms, conditions or provisions of (i) the certificate of incorporation or By-laws of the Investor or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets.

(d)
Governmental Filings, Consents and Approvals.  The Investor is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity, and no expiration or termination of any statutory waiting periods is necessary, for the consummation by the execution, delivery and performance by the Investor of its obligations under the Agreement.

(e)
Ownership.  The Investor and its Affiliates are not, and prior to the consummation of the transactions contemplated by this Agreement will not be, the record or beneficial owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

(f)
Financial Capability.  The Investor currently has or at the Closing will have available funds necessary to consummate the Closing, respectively, on the terms and conditions contemplated by this Agreement.

(g)
No Public Sale or Distribution.  The Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act of 1933, as amended (the “Securities Act”), or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Investor does not have a present arrangement to effect any distribution of the Securities to or through any Person.

(h)
Investor Status.  The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer.  Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the FINRA or an entity engaged in the business of being a broker dealer.  The Investor is a resident of the following jurisdiction: Delaware.

(i)
Experience of Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Investor understands that it may be required to bear the economic risk of its investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(j)
Access to Information.  The Investor acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its subsidiaries and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Investor acknowledges that no representation or warranty regarding the Company, the Securities or the transactions contemplated by this Agreement has been made by or on behalf of the Company other than as specifically set forth in this Agreement.  Investor has solely relied on its examination of the Company Reports and the provisions of this Agreement in deciding to enter into this Agreement and to consummate the transactions contemplated hereby.

(k)
Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(l)
Transfer or Resale.  The Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred to any Person other than an Affiliate unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities Exchange Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

ARTICLE III.

COVENANTS

3.1
Company Deliveries. At the Issuance Date, the Company shall issue and deliver to the Investor the Securities and, in connection therewith, the Company shall deliver, or cause to be delivered, as the case may be, to the Investor the following:

(a)	a certificate representing the Securities;

(b)	an agreement authorizing the Ownership Cap; and

(c)	such other certificates, instruments of conveyance or documents as may be reasonably requested by the Investor to carry out the intent and purposes of this Agreement.

3.2
Investor Deliveries.  At the Issuance Date, the Investor shall deliver, or cause to be delivered, as the case may be, to the Company the Purchase Price, and such other certificates or documents as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

3.3
Regulatory Matters.  Each party shall execute and deliver both before and after the Closing, as applicable, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated herein or to evidence such events or matters.  The parties mutually agree that, to the extent any Governmental Entity determines that any provision of this Agreement violates the applicable rules or laws supervised by such Governmental Entity and requests or requires that such provisions be amended or deleted, the parties will negotiate in good faith such revisions to this Agreement as will both give effect to such Governmental Entity’s request and result in the transactions contemplated by this Agreement proceeding as nearly as possible to the full financial and other terms as are contemplated by this Agreement.

3.4
Indemnity.   Subject to the provisions of this Section 3.4, the Company will indemnify and hold Investor and its directors, officers, stockholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur due to a claim by a third party as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.  If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Indemnified Party under this Agreement (y) for any settlement by a Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement. The Company will have the exclusive right to settle any claim or proceeding,

3.5	Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes.

ARTICLE IV.

MISCELLANEOUS

4.1	Survival. The representations and warranties and covenants contained herein shall survive the Closing and the delivery of the Securities.

4.2
Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

4.3
Amendment.  No amendment or waiver of any provision of this Agreement will be effective with respect to either party unless made in writing and signed by an officer of a duly authorized representative of such party.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.4
Waivers.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.  No waiver of or failure to insist on strict compliance with any provision hereof shall be deemed a waiver of any other provision hereof.

4.5
Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or pdf and such facsimiles or pdf will be deemed as sufficient as if actual signature pages had been delivered.

4.6
Governing Law; Jurisdiction.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Investor hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7
WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.8
Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by email or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Investor:

Xstelos Corp.
c/o Xstelos Holdings, Inc.
630 Fifth Avenue, Suite 2260
New York, New York 10020
Attention:  Jonathan M. Couchman
Fax: 646-651-4571

(b)	If to the Company:

Myrexis, Inc.
c/o Xstelos Holdings, Inc.
630 Fifth Avenue, Suite 2260
New York, New York 10020
Attention:  Jonathan M. Couchman
Fax: 646-651-4571

4.9
Entire Agreement, Etc.  (a) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void).

4.10
Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

4.11
Severability.  If any provision of this Agreement or the application thereof to any Person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

4.12
No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity other than the parties hereto, any benefit right or remedies, except that the provisions of Section 3.4 shall inure to the benefit of the Indemnified Parties referred to in that Section.

4.13
Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the other with respect to any such news release or public disclosure.

4.14
Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, without the requirement to post any bond or other security, this being in addition to any other remedies to which they are entitled at law or equity.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

MYREXIS, INC.

By:	/s/ Michael C. Pearce
	Name:	Michael C. Pearce
	Title:	Director

XSTELOS CORP.

By:	/s/ Jonathan M. Couchman
	Name:	Jonathan M. Couchman
	Title:	President

[Signature Page to Stock Purchase Agreement]